Exhibit No. 99.1

Carekeeper Software, Inc.
Financial Statements

Table Of Contents

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Carekeeper Software, Inc.

We have audited the accompanying balance sheets of Carekeeper Software, Inc. as of December 31, 2005 and 2004 and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carekeeper Software, Inc. as of December 31, 2005 and 2004 and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Sherb & Co., LLP
Sherb & Co., LLP
Certified Public Accountants

New York, New York
August 18, 2006

CAREKEEPER SOFTWARE, INC.
BALANCE SHEETS

	April 30, 2006	April 30, 2005	December 31, 2005	December 31, 2004
	(unaudited)	(unaudited)
ASSETS

Current assets:
Cash	$51,398	$22,864	$9,829	$29,629
Accounts receivable, net of allowance for doubtful accounts
of $14,880, $12,088, $16,751 and $6,637, respectively	375,458	407,637	428,073	425,066
Prepaids and other current assets	24,811	40,977	19,278	14,405

Total current assets	451,667	471,478	457,180	469,100

Property and equipment, net of accumulated depreciation
and amortization of $521,415, $485,920, $514,352 and $474,704,	31,188	44,746	35,915	49,956
respectively

Software development costs, net of accumulated amortization
of $533,462, $404,134, $429,161 and $404,134, respectively	847,724	309,422	821,652	75,081

Receivable due from stockholder	71,177	83,620	71,177	96,031

Total assets	$1,401,756	$909,266	$1,385,924	$690,168

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$250,818	$291,309	$614,387	$147,128
Accrued expenses	23,512	23,282	23,717	36,869
Customer deposits	122,596	11,945	88,500	96,666
Deferred revenue	505,804	499,985	444,082	486,511
Current portion of capital lease obligation	2,938	11,257	3,380	15,864
Current portion of long-term debt	52,000	-	10,445	-
Note payable - bank	229,000	229,000	229,000	229,000
Due to Health Systems Solutions, Inc.	175,000	-	-	-
Loans from stockholders	256,708	5,324	85,089	15,696
Loan payable - factor	557	24,663	12,438	762
Reserve for customer refunds	600,000	-	600,000	-

Total current liabilities	2,218,933	1,096,765	2,111,038	1,028,496

Capital lease obligation, net of current portion	-	-	1,079	4,458

Long-term debt, net of current portion	291,417	-	-	-

Total liabilities	2,510,350	1,096,765	2,112,117	1,032,954

Stockholders' deficit
Common Stock; $1.00 par value; 5,000,000 shares authorized;
924,750 shares issued and outstanding	924,750	924,750	924,750	924,750
Stock subscriptions receivable	(632,583)	(632,583)	(632,583)	(632,583)
Accumulated deficit	(1,400,761)	(479,666)	(1,018,360)	(634,953)

Total stockholders' deficit	(1,108,594)	(187,499)	(726,193)	(342,786)

Total liabilities and stockholders' deficit	$1,401,756	$909,266	$1,385,924	$690,168

See accompanying notes to the financial statements.

CAREKEEPER SOFTWARE, INC.
STATEMENTS OF OPERATIONS

	Four Months	Four Months	For The Year	For The Year
	Ended April 30,	Ended April 30,	Ended December 31,	Ended December 31,
	2006	2005	2005	2004
	(unaudited)	(unaudited)

Net sales	$710,935	$1,020,266	$3,134,615	$3,453,196
Cost of sales	357,550	220,790	731,650	1,012,638

Gross profit	353,385	799,476	2,402,965	2,440,558

Operating expenses
Selling and marketing	261,417	242,012	772,331	741,830
Research and development	158,964	186,472	523,976	354,255
General and administrative	275,840	195,410	1,377,310	1,369,282
Depreciation and amortization	7,062	11,216	63,857	50,736
Interest	32,503	9,079	48,898	24,089

Total operating expenses	735,786	644,189	2,786,372	2,540,192

Net income (loss)	$(382,401)	$155,287	$(383,407)	$(99,634)

See accompanying notes to the financial statements.

CAREKEEPER SOFTWARE, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

					Total
	Common Stock		Subscriptions	Accumulated	Stockholders'
	Shares	Amount	Receivable	Deficit	Deficit

Balance, December 31, 2003	924,750	$924,750	$(632,583)	$(535,319)	$(243,152)

Net (Loss)	-	-	-	(99,634)	(99,634)

Balance, December 31, 2004	924,750	$924,750	$(632,583)	$(634,953)	$(342,786)

Net (Loss)	-	-	-	(383,407)	(383,407)

Balance, December 31, 2005	924,750	$924,750	$(632,583)	$(1,018,360)	$(726,193)

Net (Loss) (unaudited)	-	-	-	(382,401)	(382,401)

Balance, April 30, 2006 (unaudited)	924,750	$924,750	$(632,583)	$(1,400,761)	$(1,108,594)

See accompanying notes to the financial statements.

CAREKEEPER SOFTWARE, INC.
STATEMENTS OF CASH FLOWS

	Four Months	Four Months	For the Year	For the Year
	Ended April 30,	Ended April 30,	Ended December 31,	Ended December 31,
	2006	2005	2005	2004
	(unaudited)	(unaudited)

Cash flows from operating activities:

Net income (loss)	$(382,401)	$155,287	$(383,407)	$(99,634)

Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization of property and equipment	7,062	11,216	39,648	49,410
Amortization of software development costs	104,301	-	25,027	38,744
Changes in operating assets and liabilities:
Accounts receivable	54,486	11,976	(13,122)	261,820
Allowance for doubtful accounts	(1,872)	5,452	10,115	(10,305)
Employee advances	13,351	(2,284)	(9,445)	15,484
Prepaid expenses	(18,884)	(24,288)	4,572	(9,850)
Accounts payable	26,323	144,180	467,263	(67,980)
Accrued expenses	(205)	(13,587)	(13,153)	(3,086)
Customer deposits	34,096	(84,720)	(8,166)	58,070
Deferred revenue	61,721	13,473	(42,429)	(213,155)
Reserve for customer refunds	-	-	600,000	-

Net cash provided / (used) by operating activities	(102,022)	216,705	676,901	19,518

Cash flow from investing activities:
Purchase of property and equipment	(2,335)	(6,005)	(25,608)	(37,732)
Increase in software development costs	(130,373)	(234,341)	(771,597)	(60,256)

Net cash used in investing activities	(132,708)	(240,346)	(797,205)	(97,988)

Cash flow from financing activities:
Proceeds from receivable due from stockholder	-	12,411	24,855	2,363
Repayment of capital lease obligation	(1,520)	(9,065)	(15,864)	(21,346)
Proceeds from (repayment of) loans from stockholders	171,620	(10,372)	69,392	10,329
Proceeds from (repayment of) loan payable - factor	(11,881)	23,902	11,676	762
Proceeds from advances from Health Systems Solutions	175,000	-	-	-
Repayment of loans payable	(56,920)	-	10,445	11,000

Net cash provided by financing activities	276,299	16,876	100,504	3,108

Increase / (decrease) in cash	41,569	(6,765)	(19,800)	(75,362)

Cash, beginning of period	9,829	29,629	29,629	104,991

Cash, end of period	$51,398	$22,864	$9,829	$29,629

Supplemental cash flow data:
Cash paid during the period for interest expense	$32,503	$9,079	$48,898	$24,089
Non cash financing activity for the conversion of
accounts payable to notes payable	$389,892	$-	$-	$-

See accompanying notes to the financial statements.

Carekeeper Software, Inc.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
And
The Four Months Ended April 30, 2005 and 2004 (unaudited)

 1. Description of Business

Carekeeper Software, Inc. (“Carekeeper”), founded in 1986, is the largest supplier of operational software to private duty homecare and nurse staffing providers. The Carekeeper software integrates scheduling, billing, and payroll with the ability to interface to several accounting systems. Carekeeper delivers software using both: (i) a software license model where the Carekeeper software is purchased up front and is installed on customer-owned servers under the customer’s control, and (ii) a software as a service model (SaaS) or hosting model where customers use their standard personal computers and Microsoft Internet Explorer and access the internet to utilize the Carekeeper software. The integration of operations through a single user interface, coupled with extensive reporting, enable agencies to reduce costs, improve employee retention, and deliver quality care. Carekeeper is a Microsoft Certified Solutions Provider.

2. Summary of Significant Accounting Policies

Basis of presentation: The accompanying financial statements which present the results of operations of Carekeeper for the years ended December 31, 2005 and 2004, and the four months ended April 30, 2005 and 2004 (unaudited) have been prepared using accounting principles generally accepted in the United States of America.

The April 30, 2006 and 2005 financial statements are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring adjustments, necessary to present fairly the financial position at April 30, 2006 and 2005, the results of operations for the four months ended April 30, 2006 and 2005, and the cash flows for the four months ended April 30, 206 and 2005. The results of operations for the four months ended April 30, 2006 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2006.

Certain information and footnote disclosures normally included in financial statements that have been presented in accordance with generally accepted accounting principals have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission with respect to interim financial statements, although management of the Company believes that the disclosures contained in these financial statements are adequate to make the information presented therin not misleading.

 Allowance for doubtful accounts: The allowance for doubtful accounts is based on the Company’s assessment of the collectibilty of customer accounts and the aging of the accounts receivable. If there is a deterioration of a major customer’s credit worthiness or actual defaults are higher than the Company’s historical experience, the Company’s estimates of the recoverability of amounts due could be adversely affected. The Company regularly reviews the adequacy of the Company’s allowance for doubtful accounts through identification of specific receivables where it is expected that payments will not be received. The Company also establishes an unallocated reserve that is applied to all amounts that are not specifically identified. In determining specific receivables where collections may not be received, the Company reviews past due receivables and gives consideration to prior collection history and changes in the customer’s overall business condition. The allowance for doubtful accounts reflects the Company’s best estimate as of the reporting dates. Changes may occur in the future, which may require the Company to reassess the collectibility of amounts and at which time the Company may need to provide additional allowances in excess of that currently provided.

 Cash and cash equivalents: The Company considers all highly liquid short-term investments, with a remaining maturity of three months or less when purchased, to be cash equivalents.

Property and equipment: Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of three years are used for computer equipment and purchased software and five years for furniture and fixtures. The Company uses an accelerated method of depreciation for tax reporting which is not materially different from financial reporting. Normal maintenance and repairs of property and equipment are expensed as incurred while renewals, betterments and major repairs that materially extend the useful life of property and equipment are capitalized.

Carekeeper Software, Inc.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
And
The Four Months Ended April 30, 2005 and 2004 (unaudited)

Software development costs: The Company capitalizes certain costs of software developed or obtained for internal use in accordance with AICPA SOP 98-1, Accounting for the Costs of Corporate Software Developed or Obtained for Internal Use (“SOP 98-1”). Capitalized costs are ratably amortized using the straight-line method, over the estimated useful lives of the related applications of three years. The Company makes on-going evaluations of the recoverability of its capitalized software by comparing the amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount that the unamortized software development costs exceed net realizable value.

Impairment of long-lived assets: In accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. In such circumstances, the Company will estimate the future cash flows expected to result from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company will recognize an impairment loss to adjust to the fair value of the asset. At December 31, 2005 no long-lived assets were impaired.

Concentration of credit risk: Concentrations of credit risk with respect to trade receivables are limited to customers dispersed across the United States of America. All trade receivables are concentrated in the healthcare segment of the economy; accordingly the Company is exposed to business and economic risk. Although the Company does not currently foresee a concentrated credit risk associated with these trade receivables, repayment is dependent upon the financial stability of the healthcare industry.

Income taxes: The shareholders of Carekeeper Software, Inc. elected to be taxed as an S Corporation, as defined in the Internal Revenue Code. Such status was also elected for state tax purposes. Under this status, taxable income is passed through and taxed at the shareholder level, rather than at the corporate level. The Partnership provides for no federal and local income taxes because net income or loss is flowed through and taxed at the individual partner level.

Revenue recognition and deferred revenue: The Company follows the provisions of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition. The Company recognizes revenue when persuasive evidence of a final agreement exists, delivery has occurred, the selling price is fixed or determinable and collectibility is reasonably assured. In instances where the customer specifies final acceptance of the system or service, the Company defers revenue until all acceptance criteria have been met.

The Company generates recurring revenue from outsourcing services such as software hosting and the sale of maintenance and support for its proprietary software products. Recurring services revenue is billed and recognized monthly over the contract term, typically two to three years. Recurring software maintenance revenue is typically based on one-year renewable contracts. Software maintenance and support revenues are recognized ratably over the contract period. Cash payments received in advance or at the beginning of a contract are recorded as deferred revenue.

The Company generates non-recurring revenue from the licensing of its software. Under SOP 97-2, software license revenue is recognized upon the execution of a license agreement, upon delivery of the software, when fees are fixed and determinable, when collection is probable and when all other significant obligations have been fulfilled. For software license agreements that require significant customizations or modifications of the software, revenue is recognized as the customization services are performed. The Company also generates non-recurring revenue from implementation fees and training services and this revenue is charged to customers on a fee basis usually based upon time spent. Software license fees and implementation fees revenue is recognized in the month the customer goes live and training revenue in the month the service is performed.

Carekeeper Software, Inc.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
And
The Four Months Ended April 30, 2005 and 2004 (unaudited)

Advertising costs: The Company expenses all advertising costs as incurred. Advertising costs for the year ended December 31, 2005 were $148,445, and for the year ended December 31, 2004 were $137,566, and are included in selling and marketing expenses in the accompanying statements of operations.

Research and development costs: The Company expenses all research and development costs, which consist of payroll and other related costs, as incurred. Research and development costs for the year ended December 31, 2005 were $523,976 and for the year ended December 31, 2004 were $354,255.

Financial instruments: The carrying amounts of financial instruments, including cash, accounts receivable, prepaid expenses, accounts payable, accrued expenses, customer deposits, and deferred revenue approximate fair value as of December 31, 2005, due to the relatively short maturity of the instruments.

Use of estimates: The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. Property and Equipment and Software Development Costs

Property and equipment and software development costs consist of the following:

	December 31, 2005	December 31, 2004

Furniture and fixtures	$120,637	$111,406
Computer equipment	335,425	319,049
Purchased computer software	94,205	94,205
Less accumulated depreciation and amortization	514,352	474,704

Total	$35,915	$49,956

Software development costs	$1,250,813	$479,935

Less accumulated amortization	429,161	404,134

Total	$821,652	$75,081

Depreciation expense for property and equipment for the years ended December 31, 2004 and December 31, 2005 for the Company was $49,407 and $39,648, respectively.

Amortization expense for software development costs for the years ended December 31, 2004 and December 31, 2005 for the Company was $38,744 and $25,027, respectively.

4. Employee Savings Plans

The Company has a savings plan, which qualifies under Section 401(k) of the Internal Revenue Code. Participating employees may contribute up to the maximum amount allowed by law. At its discretion, the Company matches 100% of the first 4% of salary the participants contribute.

Carekeeper Software, Inc.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
And
The Four Months Ended April 30, 2005 and 2004 (unaudited)

5. Concentrations

Cash: The Company maintains cash balances with commercial financial institutions which at times, may exceed the FDIC insured limits of $100,000. Management has placed these funds in high quality institutions in order to minimize the risk.

6. Commitments and Contingencies

Operating Leases: The Company leases its office space in Atlanta, Georgia. Rent expense totaled $187,181 and $180,823 for the years ended December 31, 2005 and 2004 and is included in general and administration expenses in the accompanying financial statements. The Company’s lease has a duration through June, 2007 with monthly payments approximating $11,000.

Legal Proceedings: The Company is currently not a party to any material litigation which is not incidental to the ordinary course of its business and operations. In the ordinary course of business, the Company is from time to time involved in various pending legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon the financial condition and / or results of operations of the Company. However, in the opinion of the Company’s management, matters currently pending or threatened against the Company are not expected to have a material adverse effect on the financial position or results of operations of the Company.

7. Due from Stockholder

At December 31, 2005 and 2004, the Company had a receivable due from a stockholder in the amounts of $71,177 and $96,031, respectively, representing unsecured advances to a related entity, which are non-interest bearing and due on demand.

8. Notes Payable - Bank

The Company has a demand commercial loan with Wachovia Bank with a balance of $229,000 at December 31, 2005 and 2004 and April 30, 2006. Interest on the loan is at the Bank’s prime rate (7.25% at December 31, 2005) plus 0.5% per annum and the loan is collateralized by security provided by a stockholder in the form of a money market account. The note is due and payable in consecutive monthly payments of accrued interest only, commencing August 15, 2005.

9. Long-Term Debt

On January 10, 2006, the Company converted an accounts payable of $389,892 owed to its primary software developer, into a promissory note payable. The Company is required to pay a minimum of $1,000 per week to the note holder under this note payable. Interest on the note is equal to the Wall Street Journal Prime Rate of interest (7.75% at April 30, 2006) plus four percent (4%). If the Company during any single month should pay at least $20,000 against the note payable, the interest charged will be equal to the Wall Street Journal Prime Rate of interest (7.75% at April 30, 2006) plus two percent (2%). If during any period in which the Company is in default under the terms of the note, the interest charged is equal to one and one half percent (1.5%) per month.

The Company and the software developer to which it is obligated under the promissory note have entered into a Master Service Agreement dated as of January 9, 2006 regarding software services to be provided. If this agreement should be canceled, by either party, the minimum repayment for the promissory note is then increased to $8,000 per week. In addition, if the Company should achieve certain contractual payment milestones from certain major customers, the Company is obligated to remit 50% of such contractual payment milestones.

The note is secured by a security interest in the Company’s software products. The Company is obligated to pay any unpaid portion of the promissory note, including interest, on or before June 30, 2007. The Company has classified $52,000 of this note payable as current as of April 30, 2006, with the remaining balance of $291,417 as long term debt.

Carekeeper Software, Inc.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
And
The Four Months Ended April 30, 2005 and 2004 (unaudited)

10. Reserve for Customer Refunds

At December 31, 2005, the Company set up an accrual for customer refunds in the amount of $600,000. This accrual is to cover the potential refunds that will need to be made to six dissatisfied customers who had paid for the product.

11. Loans from Stockholders

At December 31, 2005 and 2004 loans from stockholders, which represents advances from the two principal stockholders, totaled $85,089 and $15,696, respectively. At April 30, 2006, loans from stockholders totaled $256,708. Of this amount, $142,708 represents advances from the two principal stockholders and $114,000 is an interest bearing note from a minority stockholder. All of the stockholders’ loans were repaid subsequent to the May 15, 2006 stock purchase agreement with Health Systems Solutions, Inc.

12. Advance from Health Systems Solutions, Inc.

On April 27, 2006, Health Systems Solutions, Inc. advanced the Company $175,000 to assist in its cash requirements needs until the stock purchase agreement between the two parties was completed on May 15, 2006.

13. Subsequent Events

On May 15, 2006, Health Systems Solutions, Inc. (“HSS”) executed and consummated a Stock Purchase Agreement (the “Purchase Agreement”) with all of the shareholders of Carekeeper Software, Inc. Under the purchase agreement, Carekeeper Solutions, Inc., a wholly owned subsidiary of HSS, acquired all of the issued and outstanding capital stock of Carekeeper. In consideration for the stock of Carekeeper: (a) HSS will make available to Carekeeper an operating line of credit in an amount up to $1,500,000 to be made available at such times and in such amounts as HSS shall pre-approve and will be used solely to pay Carekeeper’s accounts payable, certain amounts due to the former shareholders of Carekeeper up to $143,000 and to pay operating expenses pursuant to an annual budget pre-approved by HSS; (b) an earnout payment based on a percentage of Carekeeper’s operating revenues in 2006, 2007 and 2008; and (c) a contingent payment in the amount of up to 400,000 shares of HSS’ common stock based on Carekeeper achieving certain milestones with respect to its operating revenues during 2006, 2007 and 2008.

In connection with the Purchase Agreement, Carekeeper Solutions, Inc. entered into employment agreements with Jake C. Levy and Dorothy A. Levy. Pursuant to his employment agreement, Mr. Levy will serve as the chief executive officer of Carekeeper Solutions, Inc. The employment agreement provides for an annual base salary of $156,000 and has an initial term of three years. The agreement also provides for annual bonuses as determined by HSS’ Board of Directors and options to purchase 15,000 share of HSS’ common stock.

Pursuant to her employment agreement, Ms. Levy will serve as the director of quality assurance of Carekeeper Solutions, Inc. The employment agreement provides for an annual base salary of $105,000 and has an initial term of three years. The employment agreement also provides for annual bonuses as determined by HSS’ Board of Directors and options to purchase 7,500 shares of HSS’ common stock.